UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
January 3, 2006

PRO-DEX, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

151 East Columbine Avenue
Santa Ana, California 92707
(Address of Principal Executive Offices)

(714) 241-4411
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

            On January 5, 2006, Pro-Dex Astromec, Inc., a Nevada corporation (the "Subsidiary"), a wholly-owned subsidiary of Pro-Dex, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Astromec, Inc., a Nevada corporation ("Astromec") whereby the Subsidiary purchased from Astromec substantially all of the assets related to Astromec's factional horsepower DC motor development and manufacturing business (the "Assets").  The Subsidiary was formed under the laws of the State of Nevada on December 27, 2005.  Since the Subsidiary is a wholly-owned subsidiary of the Company, the financial investments and transactions of both companies are presented on a consolidated basis.  M.D. Glover, Inc., a Nevada corporation ("Glover, Inc."), and Malcolm D. Glover, Jr., as principal shareholders of Astromec, and Malcolm D. Glover, Sr., as sole shareholder of Glover, Inc., are each party to the Asset Purchase Agreement with respect to customary and standard representations and warranties and indemnity obligations of Astromec.

            The purchase price for the Assets consisted of $2,700,000 in cash payable to Astromec, $100,000 of which shall be held back until July 5, 2006 to cover any adjustments in the purchase price that might be required pursuant to:

  a post-closing review of the balance sheet of Astromec as of January 5, 2005 (which balance sheet shall be prepared on or before March 6, 2006), and/or any indemnity obligations of Astromec under the Asset Purchase Agreement that arise prior to or on July 5, 2006, if any.

The Company paid $1,600,000 of the purchase price out of cash on hand.  The remaining $1,000,000 was paid with cash borrowed from Wells Fargo Bank pursuant to the Loan Agreement and Term Note described in more detail below.

            On January 3, 2006, the Company entered into a Purchase and Sale Agreement and Escrow Instructions (the "Real Property Purchase Agreement") with Glover, Inc., whereby pending the close of escrow, the Company shall purchase 4.4 acres of real property and a 20,000 square foot industrial building and related improvements located in Carson City, Nevada.  Glover, Inc., the majority shareholder of Astromec, is the current owner of the property.  The property comprises the facilities where Astromec conducted its business prior to the close of the Asset Purchase Agreement, and the Company currently plans to continue factional horsepower DC motor development and manufacturing operations at the property.  Upon the close of escrow, the Company shall pay $2,200,000 for the property.  The Company plans to pay $600,000 of the purchase price out of cash on hand and anticipates that the remaining $1,600,000 will be paid for out of proceeds from a $1,600,000 ten-year first mortgage on the property.

            On January 4, 2006, the Company entered into a Term Note and related Loan Agreement (the Term Note and Loan Agreement collectively referred to as the "Loan Documents") with Wells Fargo Bank, National Association (the "Bank"), whereby the Company borrowed the principal sum of $1,000,000 (collectively, the "Loan").  The proceeds from the Loan were applied to the purchase price for the Assets of Astromec described above.  The principal balance of the Loan bears interest either:

  at a fluctuating rate per annum equal to the Bank's Prime Rate as in effect from time to time, or at a fixed rate per annum determined by the Bank to be 2.50% above LIBOR in effect on the first day of the applicable fixed rate term.

            The fixed rate term may be for a period of either 1, 2, 3 or 6 months as determined by the Company pursuant to the terms of the Loan Documents.  The Company has chosen that the principal balance initially bear interest based on the 2.50% above LIBOR rate for a fixed rate term of one month.  The principal amount of the Loan shall be payable on the 4th day of each month in installments of $20,833.33 commencing February 4, 2006 and continuing up to and including December 4, 2009, with a final installment consisting of all remaining unpaid principal due and payable in full on January 4, 2010.  Accrued interest under the Loan shall be payable on the 4th day of each month commencing February 4, 2006.

            The Loan Documents contain customary events of default provisions, which include, without limitation, the Company's:

  failure to timely pay amounts due under the Loan or any other agreement with the Bank,

  breach of its representations or warranties or otherwise violate or breach the terms of the Loan Documents or any other agreement with the Bank,

  default of any obligation under any agreement between the Company and any other person or entity,

  being subject to the filing of notice of a judgment lien against the Company or the institution of a bankruptcy or similar proceeding by or against the Company,

  suffering a material adverse change, as determined by the Bank, in its financial condition, or a change in ownership in the aggregate of 25% or more of the common stock of the Company during the term of the Loan.

            Among other remedies afforded to the Bank upon an event of default under the Loan Documents, the Bank may, at its option, cause the entire balance of principal, interest, fees and other charges under the Loan or any other agreement between the Company and the Bank to become immediately due and payable.  Pursuant to the terms of the Loan Agreement, the above referenced events of default, as well as all other provisions of the Loan Agreement, shall apply to all of the Company's commercial credit accommodations from the Bank, whether now existing or hereafter established.

            The foregoing descriptions of the agreements set forth above do not purport to be a complete description of all of the terms of such agreements, and are qualified in their entirety by reference to the full terms of the Asset Purchase Agreement, the Real Property Purchase Agreement, the Term Note and the Loan Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.01        Completion of Acquisition or Disposition of Assets

            As stated above in Item 1.01, on January 5, 2006, the Subsidiary entered into an Asset Purchase Agreement with Astromec, whereby the Subsidiary purchased substantially all of the assets related to Astromec's factional horsepower DC motor development and manufacturing business.  Also as stated above in Item 1.01, on January 3, 2006, the Company entered into a Purchase and Sale Agreement and Escrow Instructions with Glover, Inc., whereby pending the close of escrow, the Company shall purchase real property and an industrial building and related improvements located in Carson City, Nevada.  The details of the acquisition of these assets are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.01.

Item 2.02        Results of Operations and Financial Conditions

            On January 5, 2006, the Company issued a press release announcing, in addition to the matters disclosed under Item 1.01, certain non-public information regarding the Company's results of operations for its second quarter ended December 31, 2005.

The Company disclosed that its open order backlog, defined as orders or purchase commitments that have been received in writing from one or more customers, was approximately $7.0 million.  The Company has previously indicated that it uses open order backlog as a key financial performance indicator, as it quantifies a large portion of shipments expected in the next 12 months.  The company included the non-GAAP measure in the press release for both Pro-Dex, Inc. and Astromec, Inc. as of December 31, 2005.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

            As stated above in Item 1.01, on January 4, 2006, the Company entered into a Term Note and related Loan Agreement with Wells Fargo Bank, National Association, whereby the Company borrowed the principal sum of $1,000,000.  The details of this financial obligation are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.03.

Item 9.01        Financial Statements and Exhibits

 (a)       Financial Statements of Businesses Acquired.

            To be filed under cover of Form 8-K/A on or before March 21, 2006.

(b)        Pro Forma Financial Information.

            To be filed under cover of Form 8-K/A on or before March 21, 2006.

(c)        Shell Company Transactions.

            Not applicable.

(d)        Exhibits.

Exhibit No.	Description
Exhibit 10.1	Asset Purchase Agreement, dated January 5, 2006, between Pro-Dex Astromec, Inc., Astromec, Inc., M.D. Glover, Inc., Malcolm D. Glover, Jr., and Malcolm D. Glover, Sr.
Exhibit 10.2	Purchase and Sale Agreement and Escrow Instructions, dated January 3, 2006, between Pro-Dex, Inc. and M.D. Glover, Inc.
Exhibit 10.3	Term Note, dated January 4, 2006, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association
Exhibit 10.4	Loan Agreement, dated January 4, 2006, between Pro-Dex, Inc. and Wells Fargo Bank, National Association
Exhibit 99.1	Press Release dated January 5, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2006                                            PRO-DEX, INC.

By:       /s/  Patrick Johnson
            Patrick Johnson
            Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Asset Purchase Agreement, dated January 5, 2006, between Pro-Dex Astromec, Inc., Astromec, Inc., M.D. Glover, Inc., Malcolm D. Glover, Jr., and Malcolm D. Glover, Sr.
Exhibit 10.2	Purchase and Sale Agreement and Escrow Instructions, dated January 3, 2006, between Pro-Dex, Inc. and M.D. Glover, Inc.
Exhibit 10.3	Term Note, dated January 4, 2006, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association
Exhibit 10.4	Loan Agreement, dated January 4, 2006, between Pro-Dex, Inc. and Wells Fargo Bank, National Association
Exhibit 99.1	Press Release dated January 5, 2006